U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2010

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

506 NW 77th Street
Boca Raton, Florida, 33487
 (Address of principal executive offices)

 (954) 978-8401
(Issuer's Telephone Number)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 13, 2010, Mr. Brian Camozzi did resign his position as a director of our Company.  There were no disagreements between Mr. Camozzi and our Company regarding the operation, policies or practices of our Company.  Simultaneous therewith, Melvin Leiner was appointed as a director, replacing Mr. Camozzi.  He will hold such position until the next annual meeting of our shareholders, his resignation, removal or death, whichever occurs first.

The biographical information of Mr. Leiner was included in our Form 8-K filed July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2010	DNA BRANDS, INC. (Registrant) By: s/Darren Marks______________________ Darren Marks, Chief Executive Officer